EXHIBIT 10.1

SINOFRESH HEALTHCARE, INC.

SUBSCRIPTION AGREEMENT

SINOFRESH HEALTHCARE, INC. (the "Company"), is offering _____________ (the “Holder”) its securities, issued under Section 4(2) of the 1933 Securities Act (the “Offering”), at an offering price of USD $___________.

The Offering comprises one (1) ___________ Dollar ($________) ___ percent (__%) convertible debenture (the “Debenture”) with an expiration date of eighteen (18) months following execution of the Debenture.

C O V E N A N T S

A.           The Holder hereby subscribes for and agrees to purchase the Debenture, issuable by the Company, for the purchase price of __________ Dollars ($_______).  The Holder herewith tenders to the Company the entire amount of such purchase price by check made payable to the order of the Company.

B.           The Holder acknowledges that (i) the shares underlying the Debenture (the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or the securities laws of any state; (ii) absent an exemption or registration under the Act, the Securities cannot be resold; (iii) the Securities are being offered for sale in reliance upon exemptions from registration contained in the 1933 Act and applicable state laws; and (iv) the Company’s reliance upon such exemptions is based in part upon the Holder’s representations, warranties, and agreements contained in this Subscription Agreement.

C.           In order to induce the Company to accept this Subscription Agreement, the Holder represents and warrants to the Company as follows:

(1)  The Holder understands that (i) this Subscription Agreement may be accepted or rejected in whole or in part in the discretion of the Company, and (ii) this Subscription Agreement, unless properly revoked before acceptance, shall survive the Holder’s death, disability or insolvency, except that the Holder shall have no obligations in the event that this Subscription Agreement is rejected by the Company.  In the event that the Company does not accept the Holder’s subscription, or if the Offering is terminated for any reason, the Holder’s payment will be returned without interest or deduction.

(2)  The Holder has read carefully this Subscription Agreement dated this day of _______ 2007 (including the Exhibits annexed thereto) and, to the extent necessary, has discussed the representations, warranties and agreements which the Holder makes by signing it and the applicable limitations upon the Holder’s resale of the Securities with counsel.

(3)  The Holder understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Securities or any recommendation or endorsement of the offering of the Securities.  Any representation to the contrary is a criminal offense.

(4)  The Holder is purchasing the Securities for the Holder’s own account, with the intention of holding the Shares for investment purposes, with no present intention of dividing, or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Securities and shall not make any sale, transfer or other disposition of the Securities without registration under the 1933 Act and applicable state securities laws unless an exemption from registration is available under those laws.

(5)  The Holder’s overall commitment to investments which are not readily marketable is not disproportionate to the Holder’s net worth, and the Holder’s investment in the Securities will not cause such overall commitment to become excessive.

(6)  The Holder, if an individual, has adequate means of providing for his current needs and personal and family contingencies and has no need for liquidity in his investment in the Securities.

(7)  The Holder is financially able to bear the economic risk of this investment, including the ability to afford holding the Securities for an indefinite period or to afford a complete loss of this investment.

(8)  The address shown under the Holder’s signature at the end of this Subscription Agreement is the Holder’s principal residence if he is an individual, or its principal business address if a corporation or other entity.

(9)  The Holder, together with any purchaser representatives of the Holder (as identified herein) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities.

(10)  The Holder has been given the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Subscription Agreement and to obtain additional information as the Holder desired in order to evaluate the investment, and the Holder availed itself of such opportunity to the extent considered appropriate in order to evaluate the merits and risks of the proposed investment.

(11)  The Holder has made an independent evaluation of the merits of the investment and acknowledges the high-risk nature of the investment.

(12)  The Holder has accurately completed the Accredited Investor Questionnaire provided herewith and has executed such Accredited Invested Questionnaire and any applicable exhibits thereto.

(13)  The Holder understands that even if the Company is or becomes a “reporting company” under the Securities Exchange Act of 1934, as amended, the provisions of Rule 144 promulgated under the 1933 Act to permit resale of the Securities, if converted into Common Stock, are not available for at least one (1) year from the date the Securities are paid for and accepted, there can be no assurance that the conditions necessary to permit routine sales of the Securities under Rule 144 will be satisfied in that such sales require that the Company be current in filing periodic reports under the Securities Exchange Act of 1934, and, if Rule 144 should become available, sales made in reliance on its provisions could be made only in limited amounts and in accordance with the terms and conditions of the Rule.  The Holder further understands that in connection with the sale of securities for which Rule 144 is not available, compliance with some other registration exemption will be required.  The Holder understands that except as specifically set forth herein, the Company is under no obligation to the Holder to register the Securities or to comply with the conditions of Rule 144 or take any other action necessary in order to make any exemption for the resale of the Securities without registration.

(14)  The Holder understands that none of the Securities, when converted into Common Stock, has been registered under the 1933 Act, or any state securities laws in reliance on exemptions for private offerings; the Securities, when converted into Common Stock, cannot be resold or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or an exemption from registration is available.  Converted shares will be subject to a twelve (12) month holding period and after this period; the shares may be sold if and when a market is established.  Pursuant to Rule 506 of Regulation D, the Securities are not freely transferable.  Under certain state Blue-Sky securities laws and regulations, offer and sale of the Securities in certain states may require limitations on the transferability of the Securities when converted into Common Stock.

(15)      The Holder, if an individual, is at least 21 years of age.

(16)  If at any time prior to acceptance of the subscription for the Securities of the Holder, any representation or warranty of the Holder shall no longer be true, the Holder promptly shall give written notice to the Company specifying which representations and warranties are not true and the reason therefore, whereupon the Holder’s subscription may be rejected.

(17)  Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Washington without giving effect to its conflict of law principles.  Any dispute which may arise out of or in connection with this Subscription Agreement shall be adjudicated before a court located in the State of Washington and the parties hereby submit to the exclusive jurisdiction of the courts of the State of Washington and of the federal courts in the corresponding district with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Securities and the Holder consents to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the Holder shall furnish in writing to the Company.

(18)  The Holder hereby waives trial by jury in any action or proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or in connection with this Subscription Agreement or the Holder’s purchase of the Securities.

(19)  The Holder acknowledges that he understands the meaning and legal consequences of the representations, warranties and acknowledgements contained in this Subscription Agreement and in the Accredited Investors Questionnaire and hereby agrees to indemnify and hold harmless the Company and their respective shareholders, officers, directors, affiliates, “controlling persons”, agents and representatives, from and against any and all loss, damage, expense, claim, action, suit or proceeding (including the reasonable fees and expenses of legal counsel) as incurred arising out of or in any manner whatsoever connected with a breach of any representation or warranty of the Holder contained in this Subscription Agreement or in the Accredited Investor Questionnaire.  The Holder acknowledges that such damage could be substantial since (a) the Securities are being offered without registration pursuant to exemption under Section 4(2) of the 1933 Securities Act for transactions by an issuer not involving a public offering and, in various states, pursuant to exemptions from registration, (b) the availability of such exemptions is, in part, dependent upon the truthfulness and accuracy of the representations made by the Holder herein and in its Accredited Investor Questionnaire, and (c) the Company will rely on such representations in accepting the Holder’s Subscription Agreement.

(20)  Except as expressly provided herein, this Subscription Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and may be amended only by a writing executed by all of the parties hereto.  This Subscription Agreement supersedes all prior arrangements or understandings with respect thereto, whether verbal or written.  The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their respective successors, heirs and assigns.

IN WITNESS WHEREOF, the Holder has executed this Subscription as of this ____ day of __________ 2007.

SINOFRESH HEALTHCARE, INC.

___________________________
By: Charles Fust
Its: President and Chief Executive Officer

Company’s Address:          516 Paul Morris Drive
Englewood, Florida 34223

With a copy to:                     The Otto Law Group, PLLC
Attn: David M. Otto
601 Union Street, Suite 4500
Seattle, Washington 98101

HOLDER

By: _______________________
Its:  _______________________

With a copy to:    _____________________________
_____________________________
_____________________________